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                                                              Exhibit 10(ii)

                    MORTGAGE LOAN SUBSERVICING AGREEMENT
                             EXTENSION AMENDMENT

THIS MORTGAGE LOAN SUBSERVICING AGREEMENT EXTENSION AMENDMENT ("Amendment") is dated as of December 11, 1997, by and between CHEMICAL MORTGAGE COMPANY, an Ohio corporation, with offices at 200 Old Wilson Bridge Road, Worthington, Ohio 43085-8500 ("Servicer") and SOURCE ONE MORTGAGE SERVICES CORPORATION, a Delaware corporation, with offices located at 27555 Farmington Road, Farmington Hills, Michigan 48334-3357 ("Subservicer").

WHEREAS, Servicer and Subservicer entered into a Mortgage Loan Subservicing Agreement ("Subservicing Agreement") to perform the administration and subservicing of certain mortgage loans the Servicing to which was purchased by the Servicer from the Subservicer pursuant to a FNMA/FHLMC/GNMA Mortgage Servicing Purchase and Sale Agreement ("Sale Agreement") between Servicer and Subservicer, dated as of February 28, 1997; and

WHEREAS, the Servicer and Subservicer desire to amend the Subservicing Agreement and Sale Agreement as follows:

     A. Pursuant to Section 7 of the Subservicing Agreement, the Servicer elects to extend the term of the Subservicing Agreement for one (1) year as follows: for that portion of the Servicing which pertains to GNMA Mortgage Loans to May 31, 1999; for that portion of the Servicing which pertains to FNMA Mortgage Loans to July 31, 1999; and, for that portion of Servicing which pertains to FHLMC Mortgage Loans to March 15, 1999; provided, however, that notwithstanding the one hundred fifty (150) day minimum servicing period set forth in Section 7 of the Subservicing Agreement, in the event Servicer changes to first-of-the-month cut-off for the GNMA Mortgage Loans, the termination date for the Servicing of GNMA Mortgage Loans may be revised downward or upward by up to five (5) calendar days. Nothing in this paragraph shall affect Servicer's existing rights, pursuant to the terms and provisions of the Subservicing Agreement, to terminate Subservicer earlier for cause due to a breach of the Subservicing Agreement, as amended by the terms and provisions of this Amendment.

     B. Paragraph 1.23 Subservicing Fee is hereby amended to provided that effective June 1, 1998, the compensation to be paid to Subservicer under the Subservicing Agreement for subservicing any Mortgage Loan in existence on the first day of each month shall be $1.42 per Mortgage Loan.

     C. Subservicer has a long-term compensation plan which is acceptable to Servicer for the purpose of retaining key employees of Subservicer throughout the term of the Subservicing Agreement, as amended by this Amendment. This long-term compensation plan is attached as Exhibit B.



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     D.  On or before January 15, 1998, Subservicer agrees to provide Servicer with an initial high level strategic business plan reflecting Subservicer's overall servicing objectives. On or before April 15, 1998, and quarterly thereafter, Subservicer shall provide Servicer with updates reflecting the execution of its business plan. Such business plan and results must be acceptable to Servicer in its reasonable discretion.

     E. Subservicer will cooperate in providing adequate support according to generally accepted practices of sellers of mortgage loan servicing in sale transactions. Such support shall include but not be limited to the following:

           1. Performing the data mapping process, commencing in November 1997 and thereafter as reasonably requested by Servicer, for the transfer of servicing responsibilities.

           2. Providing Servicer with conversion tapes, at Subservicer's cost, commencing in January 1998 and quarterly thereafter.

           3. At Servicer's request, transferring the Servicing of any delinquent Mortgage Loan (i) which Servicer sells to a third party purchaser or (ii) which Servicer buys from an Investor as a result of the delinquency of the Mortgage Loan, from the appropriate Investor's account to Servicer's account.

     F. No interest will be paid by Servicer after the Approval Date on the Document Holdback portion of the Purchase Price which is described in the Sale Agreement.

     G. Subservicer will supply acceptable evidence to Servicer by December 31, 1997 that all of its investor accounting problems (e.g., any and all outstanding reconciliations and reconciling items, whether pertaining to custodial or clearing account reconciliations, proof of cash, pool to security, expected cash, cash outages on GNMA Mortgage Loans with Coopers & Lybrand, etc.) have been brought current and fully resolved. Additionally, commencing November 30, 1997, Subservicer shall provide Servicer with those reports described on Exhibit A, attached hereto and incorporated herein. Finally, subject to the ability of Transamerica to perform, by December 31, 1997, Subservicer will provide Servicer with evidence that all of the Mortgage Loans are covered by Transamerica "delinquency search only" tax service contracts effective through the Transfer Date. On the Transfer Date, such Transamerica contracts will become full service Transamerica contracts as described in the Sale Agreement. Subservicer will immediately fund all identified cash shortages. Any unidentified cash shortages can be researched by Subservicer up to sixty (60) days from the date of the outage. Any shortages not identified within the sixty (60) days will be immediately funded by Subservicer. Procedures and/or technology enhancements will be developed by Subservicer to ensure that issues that may cause recurring unidentified shortages can be identified and funded immediately by Subservicer.


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     H.  Systems used by Subservicer to satisfy the requirements of the
     Subservicing Agreement containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days, shall record, store, process, provide and where appropriate, insert true and accurate dates and calculations for dates and spans including and following, January 1, 2000. As part of its maintenance obligations, Subservicer shall assure that its system will have no lesser functionality with respect to records containing dates on or after January 1, 2000 than it had with respect to dates prior to January 1, 2000.

     I. That all other terms of the Subservicing Agreement and Sale Agreement remain in full force and effect and that only the amended provisions listed above shall constitute changes or additions to the Subservicing Agreement and Sale Agreement.

     IN WITNESS WHEREOF, each of the undersigned parties to this Amendment has caused this Amendment to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first written above.



                                                SERVICER:

  ATTEST:                                       CHEMICAL MORTGAGE COMPANY

  /s/ Ellen M. Clifford
  ---------------------                         By:     [SIG]
                                                   ---------------------------
                                                Title: Senior Vice President
                                                      ------------------------
                                                Date:  December 11, 1997
                                                     -------------------------




                                                SUBSERVICER:

  ATTEST:                                       SOURCE ONE MORTGAGE SERVICES
                                                CORPORATION
  /s/ June Jacobs
  ---------------------                         By:     [SIG]
                                                   ---------------------------
                                                Title: President & CEO
                                                      ------------------------
                                                Date:  12-12-97
                                                     -------------------------


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                                  EXHIBIT A

                                 SOURCE ONE
                              INVESTOR REPORTS




Fannie Mae
----------

Proof of Custodials
Proof of Security
FNMA Completed Laser Schedules

Freddie Mac
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Proof of Custodials (listing all reconciling items and month originated)
Loan Reconciliation Detail Report (listing all edits)

Ginnie Mae
----------

Trial Balance
Comparison Report detailing discrepancies between 11710A and corresponding T/B Test of Expected P&I and Pool to Security
Summary report of all pools with cash or security differences greater and less than $50 sorted by range code
A 1,000 - over        B 100.01 - 999.99     C 50.01 - 100.00     D (50) - 50
E (50.01) - (100)      F (100) - (999.99)    G (1,000) & less     Total
The 11714 remittance advice
A listing of funds forwarded to GNMA (with GNMA required information per Memorandum #97-27 as unclaimed funds, with date forwarded and also returned if applicable.
Copy of the 1041 and K1 forms following the year end filing with the IRS. Reconciliation of YTD Interest.